UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

June 24, 2013 (June 20, 2013)

Rite Aid Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-5742	23-1614034
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

30 Hunter Lane, Camp Hill, Pennsylvania 17011

(Address of principal executive offices, including zip code)

(717) 761-2633

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 20, 2013, Kenneth Martindale, Rite Aid Corporation’s (the “Company”) Senior Executive Vice President and Chief Operating Officer, was promoted to the position of President and Chief Operating Officer.  Mr. Martindale’s annual base salary was increased to $900,000 in connection with the promotion.  The other previously disclosed terms of Mr. Martindale’s employment remain the same.  Detailed biographical information for Mr. Martindale is included in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on May 16, 2013 (the “Proxy Statement”) and is incorporated herein by reference. In connection with Mr. Martindale assuming the role of President of the Company, John T. Standley, the Company’s Chairman, President and Chief Executive Officer, relinquished his role as President of the Company.  Mr. Standley continues to serve as the Company’s Chairman and Chief Executive Officer.

In addition, effective as of June 20, 2013, Brian R. Fiala, the Executive Vice President, Human Resources, of the Company, has resigned his employment with the Company.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The Company held its 2013 Annual Meeting of Stockholders on June 20, 2013.  The following is a summary of the matters voted on at that meeting.

(a)         The stockholders elected the Company’s nominees to the Board of Directors (the “Board”).  The persons elected to the Board and the number of shares cast for, the number against, the number abstaining and broker non-votes, with respect to each of these persons, were as follows:

Name	For	Against	Abstain	Broker Non- Votes
Joseph B. Anderson, Jr.	463,720,847	62,024,242	996,568	272,811,326
Bruce G. Bodaken	522,152,807	3,621,921	966,929	272,811,326
François J. Coutu	517,608,762	7,866,134	1,266,761	272,811,326
David R. Jessick	521,597,546	4,171,273	972,838	272,811,326
Michael N. Regan	521,695,907	4,055,447	990,303	272,811,326
John T. Standley	511,669,743	11,259,915	3,811,999	272,811,326
Marcy Syms	520,577,975	5,135,892	1,027,790	272,811,326

(b)         The stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm.  The number of shares cast in favor of the ratification of Deloitte & Touche LLP, the number against, the number abstaining and broker non-votes were as follows:

For	Against	Abstain	Broker Non- Votes
787,127,165	8,964,441	3,461,377	0

(c)          The stockholders approved, on an advisory basis, the compensation of the Company’s Named Executive Officers as set forth in the Proxy Statement.  The number of shares cast in favor of the compensation of the Company’s Named Executive Officers, the number against, the number abstaining and broker non-votes were as follows:

For	Against	Abstain	Broker Non- Votes
508,950,783	14,280,361	3,510,513	272,811,326

(d)         The stockholders did not approve a stockholder proposal relating to a policy on gross-up payments.  The number of shares cast in favor of the stockholder proposal, the number against, the number abstaining and broker non-votes were as follows:

For	Against	Abstain	Broker Non- Votes
186,965,949	336,398,078	3,377,630	272,811,326

(f)           The stockholders did not approve a stockholder proposal relating to relationships between Board nominees and senior management and Board member compensation.  The number of shares cast in favor of the stockholder proposal, the number against, the number abstaining and broker non-votes were as follows:

For	Against	Abstain	Broker Non- Votes
20,334,031	503,161,416	3,246,210	272,811,326

Item 8.01.  Other Events.

As more fully described in the Proxy Statement, one of the elements of the Company’s Long Term Incentive Plan (“LTIP”) for the past several years has been performance awards.  Performance awards provide executives, including the Company’s named executive officers, with units which are denominated in a target cash value and payable in cash if the designated Company performance goals are achieved over the prescribed performance period.  With respect to the Company’s named executive officers as well as any other officer holding the office of Executive Vice President or higher, for the three year performance period including fiscal year 2014 through fiscal year 2016, the performance award portion of the LTIP is based on cumulative performance against targeted levels of Adjusted EBITDA and average leverage ratio modified by our total stockholder return.  Actual performance against the target will determine the initial award subject to modification by relative total stockholder return versus the Russell 2000 Index over the three year period.  If total stockholder return is in the top third for the performance period, the calculated awards will be adjusted upward by 25%; if in the middle third, no modification will be made to the calculated awards; and if in the bottom third, the calculated awards will be adjusted downward by 25%.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

RITE AID CORPORATION

Date: June 24, 2013
	By:	/s/ Marc A. Strassler
		Name:	Marc A. Strassler
		Title:	Executive Vice President, General Counsel and Secretary